Exhibit 99.3

DATE:	April 11, 2007

TO:	All Employees

FROM:	Harold Gilkey, Chairman and Chief Executive Officer Heidi Stanley, Chief Operating Officer, Sterling Savings Bank

RE:	North Valley Bancorp Acquisition
Sterling staff,
As some of you have seen, Sterling announced an exciting merger this morning. We are planning to merge with North Valley Bancorp, the holding company for North Valley Bank, adding 25 branches to the Sterling family. The full list of new branches is included below. These branches are located throughout northern California to the southern border of Oregon. We are pleased that the employees, customers and shareholders of North Valley may be joining the Sterling family. The merger with North Valley is a perfect fit for both companies. In addition to the financial aspects, Sterling and North Valley match up very well culturally. The opportunities from this merger are positive for both companies, as well as the communities they serve.
We are thrilled with the decision of North Valley’s Board of Directors decision to partner with Sterling. This partnership is a natural extension for Sterling, immediately expanding our growth prospects in northern California. North Valley has a strong branch system and is strong in core deposits. They also have an attractive business banking platform that will accelerate the platform for the recently acquired Sonoma footprint. North Valley has a great management team and their leaders have agreed to join the Sterling family and help lead Sterling in the California market together with Debbie Meekins and her team in Santa Rosa, California.
With this merger, the combined company is expected to have a record $12.5 billion in total assets, deposits in excess of $8.5 billion, loans in excess of $8.9 billion and a market capitalization of $1.7 billion, using December 31, 2006 balances for both companies and including our acquisition of Sonoma National Bank.

In the weeks ahead, you will hear much more about this exciting development with North Valley. We anticipate that this merger will close in the third quarter of 2007, pending North Valley shareholder approval, regulatory approvals and satisfaction of other customary closing conditions, and we will continue to update all of you on timing as we finalize details. We appreciate your commitment and support as we take this new step towards becoming the leading regional community bank in the western United States by all measures.
On a personal note, Sterling is good at the integration of acquisitions – it takes a team effort and you are just the team to do it! Since 1983, Sterling has successfully integrated 20 companies, including Northern Empire, which closed in February 2007. You are doing a great job, and we truly appreciate all of your efforts every day!
We are excited about this merger and the opportunities it provides to all of us. We welcome all of the employees, customers and shareholders of North Valley into the Sterling family and look forward to the opportunities that lay ahead from this merger.
Sincerely,

Harold B. Gilkey	Heidi B. Stanley
Chairman and CEO,	Vice Chairman and COO,
Sterling Financial Corporation	Sterling Savings Bank
North Valley Branch Locations
•	Anderson

•	Cottonwood

•	Crescent City

•	Eureka – 2 locations

•	Fairfield

•	Ferndale

•	Garberville

•	Hayfork

•	McKinleyville

•	Palo Cedro

•	Redding – 7 locations

•	Roseville

•	Santa Rosa

•	Shasta Lake

•	Ukiah

•	Weaverville

•	Willits

•	Woodland

CONFERENCE CALL INFORMATION
Sterling Financial Corporation (“Sterling”) and North Valley Bancorp (“North Valley”) will host a conference call for investors, analysts and other interested parties on April 11, 2007, at 9:30 a.m. PT (12:30 p.m. ET). Participants will include:
•	Harold B. Gilkey, Chairman and Chief Executive Officer of Sterling

•	Michael J. Cushman, President and Chief Executive Officer of North Valley

•	Daniel G. Byrne, Executive Vice President and Chief Financial Officer of Sterling
Investors, analysts and other interested parties may access the teleconference at 210-839-8725 and use the password “STERLING.” A replay will be available from approximately 11:00 a.m. PDT on April 11 until July 15 at midnight PDT. The replay number is 402-220-0301. In addition, Sterling has prepared an investor presentation to accompany the audio call, which is available via the Internet at www.sterlingfinancialcorporation-spokane.com. The Investor Relations site contains the investor presentation, as well as the link to the audio web cast for the Wednesday morning conference call.
North Valley is being advised in this transaction by Sandler O’Neill & Partners, L.P. This firm has provided advice to Sterling in the past.
ABOUT STERLING
Sterling Financial Corporation of Spokane, Washington, is a bank holding company of which the principal operating subsidiaries are Sterling Savings Bank and Golf Savings Bank. Sterling Savings Bank is a Washington State-chartered, federally insured commercial bank, which opened in April 1983 as a stock savings and loan association. Sterling Savings Bank, based in Spokane, Washington, has financial service centers throughout Washington, Oregon, Idaho, Montana and California. Through Sterling Savings Bank’s wholly owned subsidiaries, Action Mortgage Company and INTERVEST-Mortgage Investment Company, it operates loan production offices throughout the western region. Sterling Savings Bank’s subsidiary Harbor Financial Services provides non-bank investments, including mutual funds, variable annuities and tax-deferred annuities and other investment products through regional representatives throughout Sterling Savings Bank’s branch network.
Golf Savings Bank is a Washington State-chartered and FDIC insured savings bank. Golf Savings Bank’s primary focus is the origination of single-family residential mortgage loans.
ABOUT NORTH VALLEY
Founded in 1972, North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank (“NVB”), operates 25 commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity counties in northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley, through NVB, offers a wide range of consumer and business banking deposit products and services including Internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
Sterling intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, and North Valley expects to mail a proxy statement/prospectus to its security holders, containing information about the transaction. Investors and security holders of Sterling and North Valley are urged to read the proxy statement/prospectus and other relevant materials when they become available because they will contain important information about Sterling, North Valley and the proposed merger. In addition to the registration statement to be filed by Sterling and the proxy statement/prospectus to be mailed to the security holders of North Valley, Sterling and North Valley file annual, quarterly and current reports, proxy statements and other information with the SEC. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other relevant documents (when they become available) and any other documents filed with the SEC at its website at www.sec.gov. These documents may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed by North Valley may also be obtained by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, California 96099, or by telephone at (530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley on its website at www.northvalleybank.com.
Sterling, North Valley and their respective officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of North Valley with respect to the transactions contemplated by the proposed merger. Information regarding Sterling’s officers and directors is included in Sterling’s proxy statement for its 2007 annual meeting of shareholders filed with the SEC on March 15, 2007. Information regarding North Valley’s officers and directors is included in North Valley’s proxy statement for its 2006 annual meeting of shareholders filed with the SEC on April 25, 2006, and will be included in North Valley’s proxy statement for its 2007 annual meeting of shareholders when it becomes available. A description of the interests of the directors and executive officers of Sterling and North Valley in the merger will be set forth in North Valley’s proxy statement/prospectus and other relevant documents filed with the SEC when they become available.
FORWARD-LOOKING STATEMENTS
Except for historical information, all other information in this memo contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about: (i) the benefits of the merger between Sterling and North Valley, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the merger; (ii) Sterling’s and North Valley’s plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as ''expects,’’ ''anticipates,’’ ''intends,’’ ''plans,’’ ’’believes,’’ ''seeks,’’ ''estimates,’’ or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations of the management teams of Sterling and North Valley, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond management’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of numerous possible uncertainties.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Sterling and North Valley may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected growth opportunities or cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer losses and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4)governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of North Valley may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling’s and North Valley’s markets could adversely affect operations; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling’s and North Valley’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at www.sec.gov. The documents filed with the SEC by Sterling, may also be obtained free of charge from Sterling by requesting them in writing at Sterling Financial Corporation, 111 North Wall Street, Spokane, WA 99201, or by telephone at (509) 227-5389. In addition, investors and security holders may access copies of the documents filed with the SEC by Sterling on its website at www.sterlingfinancialcorporation-spokane.com. The documents filed with the SEC by North Valley may also be obtained free of charge from North Valley by requesting them in writing at North Valley Bancorp, 300 Park Marina Circle, Redding, CA 96002, or by telephone at (530) 226-2900. In addition, investors and security holders may access copies of the documents filed with the SEC by North Valley on its website at www.northvalleybank.com.
Sterling and North Valley caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or North Valley or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and North Valley do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.